As filed with the Securities and Exchange Commission on April 22, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700
Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

EQT CORPORATION EMPLOYEE SAVINGS PLAN

(Full title of the plan)

Jonathan M. Lushko

General Counsel and Senior Vice President, Government Affairs

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

(Name and address of agent for service)

(412) 553-5700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value	500,000	(1)(2)	$20.87	(3)	$10,435,000	(3)	$1,264.72

(1)         Represents 500,000 shares of common stock, no par value (Common Stock), of EQT Corporation (the Company) being registered hereon that are issuable pursuant to the EQT Corporation Employee Savings Plan (the Plan).

(2)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement on Form S-8 (this Registration Statement) also covers an indeterminate number of additional shares of Common Stock that may be offered or issued under the Plan by reason of stock splits, stock dividends or similar transactions.

(3)         Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Company’s Common Stock on April 18, 2019 as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this Registration Statement) is being filed by EQT Corporation (the Company) for the purpose of registering an additional 500,000 shares of the Company’s common stock, no par value (Common Stock), that may be issued under the EQT Corporation Employee Savings Plan (the Plan). Accordingly, the contents of the previous registration statement on Form S-8 (File No. 333-185845) filed by the Company with the Securities and Exchange Commission (the Commission) on January 2, 2013 relating to the Plan (the Prior Registration Statement), including periodic reports that the Company and the Plan filed after the Prior Registration Statement to maintain current information about the Company and the Plan, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. The Prior Registration Statement is currently effective.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Registration Statement will be sent or given to employees of the Company as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act). Such documents are not required to be (and are not) filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The Company will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Registration Statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this Registration Statement. You should direct requests for documents to:

EQT Corporation 625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania 15222 Attention: Jonathan M. Lushko General Counsel and Senior Vice President, Government Affairs Telephone: (412) 553-5700

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Company previously registered an aggregate of 500,000 shares of its Common Stock and related plan interests, for issuance from time to time under the Plan, pursuant to the Prior Registration Statement.  Pursuant to this Registration Statement, the Company is registering an additional 500,000 shares of its Common Stock, bringing the total number of shares of its Common Stock registered for issuance under the Plan to 1,000,000 shares. This Registration Statement is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the Plan is effective. In accordance with General Instruction E on Form S-8, the Company hereby incorporates by reference the Prior Registration Statement and any periodic reports that the Company or the Plan filed after the Prior Registration Statement to maintain current information about the Company and the Plan.

Item 8.         Exhibits.

Subsequent to the time that the Internal Revenue Service (the IRS) issued a favorable determination letter to the Plan, filed as Exhibit 5.2 to the Prior Registration Statement, the Plan was amended. The Registrant undertakes that it will submit the amendments to the IRS in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plan.

Exhibit Number	Description
4.1	EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

4.2	First Amendment to the EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

4.3	Second Amendment to the EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

4.4	Third Amendment to the EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

4.5	Fourth Amendment to the EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

4.6	Fifth Amendment to the EQT Corporation Employee Savings Plan, as amended and restated effective as of January 1, 2015

5.1	Opinion of Reed Smith LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for EQT Corporation

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on April 22, 2019.

EQT CORPORATION

By:	/s/ Jimmi Sue Smith
Name: Jimmi Sue Smith
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Robert J. McNally, Jimmi Sue Smith, and Jonathan M. Lushko, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on or before April 22, 2019.

Signature	Title	Date

/s/ Robert J. McNally	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2019
Robert J. McNally

/s/ Jimmi Sue Smith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 22, 2019
Jimmi Sue Smith

/s/ Jeffery C. Mitchell	Vice President and Principal Accounting Officer	April 22, 2019
Jeffery C. Mitchell

/s/ Philip G. Behrman	Director	April 22, 2019
Philip G. Behrman

/s/ A. Bray Cary, Jr.	Director	April 22, 2019
A. Bray Cary, Jr.

/s/ Christina A. Cassotis	Director	April 22, 2019
Christina A. Cassotis

/s/ William M. Lambert	Director	April 22, 2019
William M. Lambert

/s/ Gerald F. MacCleary	Director	April 22, 2019
Gerald F. MacCleary

/s/ Anita M. Powers	Director	April 22, 2019
Anita M. Powers

/s/ Daniel J. Rice IV	Director	April 22, 2019
Daniel J. Rice IV

/s/ James E. Rohr	Chairman	April 22, 2019
James E. Rohr

/s/ Stephen A. Thorington	Director	April 22, 2019
Stephen A. Thorington

/s/ Lee T. Todd, Jr.	Director	April 22, 2019
Lee T. Todd, Jr.

/s/ Christine J. Toretti	Director	April 22, 2019
Christine J. Toretti

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on April 22, 2019.

EQT CORPORATION EMPLOYEE SAVINGS PLAN

By:	/s/ Mary C. Krejsa
Name: Mary C. Krejsa
Title: Plan Manager and Member, Benefits Administration Committee